UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC  20549


                               FORM 8-K

                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15 (d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) September 20, 1994


                        TRIARC COMPANIES, INC.
            ----------------------------------------------
        (Exact name of registrant as specified in its charter)


       DELAWARE                 1-2207             38-0471180
    --------------           -----------        ------------------
   (State or other           (Commission        (I.R.S. Employer
    jurisdiction of           File No.)         Identification No.)
    incorporation of
    organization)


           900 Third Avenue
           New York, New York                         10022
      -------------------------------------           -------------
      (Address of principal executive office)           (Zip code)


Registrant's telephone number, including area code:  (212) 230-3000




            -----------------------------------------------
                  (Former name or former address, if
                      changed since last report)





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Item 5.    Other Events.

      On September 20, 1994, the Registrant simultaneously entered into (a) a definitive merger agreement (the "Merger Agreement") with Long John Silver's Restaurants, Inc., a Kentucky corporation ("LJS"), to acquire 100% of the capital stock of LJS (the "Acquisition"), and (b) related agreements with CS First Boston Securities Corporation and certain other shareholders of LJS controlled by Desai Capital Management Incorporated (collectively, the "Shareholders"), pursuant to which, among other things, the Shareholders agreed to (i) vote all of the LJS shares owned by them in favor of the Acquisition and (ii) sell their voting shares of LJS to Registrant if, under certain circumstances, the Acquisition is not consummated pursuant to the terms of the Merger Agreement. The Shareholders own approximately 88.5% of LJS's voting securities. The aggregate purchase price for the Acquisition will be approximately $525 million (including Registrant's assumption or refinancing of certain existing indebtedness and other liabilities of LJS). A copy of the press release with respect to the Acquisition is being filed herewith as an exhibit and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and
Exhibits.

      (c)  Exhibits

      99.1 Press release dated September 21, 1994


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                TRIARC COMPANIES, INC.




Date:  September 22, 1994       By:   Joseph A. Levato
                                      Joseph A. Levato
                                      Executive Vice President and
                                      Chief Financial Officer
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                             Exhibit Index


Exhibit
No.             Description                           Page No.
- --------        ------------                          --------

99.1       Press release dated September 21, 1994        4


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                                                    Exhibit 99.1





Contact:  Martin M. Shea                FOR IMMEDIATE RELEASE
          (212) 230-3175


TRIARC TO ACQUIRE LONG JOHN SILVER'S RESTAURANTS, INC.

NEW YORK, NEW YORK -- September 21, 1994 -- Triarc Companies, Inc. (NYSE: TRY) announced today that it has entered into a definitive merger agreement to acquire Lexington, Kentucky-based Long John Silver's Restaurants, Inc. and simultaneously entered into related agreements with CS First Boston Securities Corporation and certain other shareholders of Long John Silver's controlled by Desai Capital Management Incorporated holding in the aggregate approximately 88.5% of Long John Silver's voting securities. Long John Silver's is the nation's largest fish and seafood chain in the quick service restaurant industry with approximately 1,450 units. The aggregate purchase price for Long John Silver's will be approximately $525 million (including the assumption or refinancing of certain existing indebtedness and other liabilities). Triarc's quick service restaurant business, Arby's, is an approximately 2,800 unit system specializing in slow-roasted beef sandwiches.

     This transaction will increase the number of Triarc's company-owned quick service restaurants by more than 300 percent to approximately 1,300 and nearly quadruple its system wide restaurant revenues based upon combined historical results. Arby's and Long John Silver's system wide locations will exceed approximately 4,200 units generating more than $2.5 billion in system wide annual sales on a combined historical basis. Long John Silver's generated fiscal 1994 system wide revenues of approximately $640 million and recurring operating cash flow of approximately $88 million. Long John Silver's operations will become part of Triarc's restaurant line of business and as such, will become a partner of Arby's.

          As previously announced, Arby's will be starting a new advertising and marketing campaign to relaunch its brand beginning in October.

         "This transaction will place us in the top tier of the quick service restaurant industry, " said Nelson Peltz, Chairman and CEO of Triarc. "Although we are very enthused as to the growth potential of each of these chains on an individual basis, the strategic combination of these two quick-service restaurant systems will be very positive to our bottom line, and strengthen our restaurant operations, allowing us to take advantage of opportunities in both the U.S. and abroad. In particular, this strategic acquisition will enable us to introduce dual branding into both chains in the near future. This combination will result in strong operating leverage by maximizing the use of real estate, labor, purchasing, and administrative synergy," Mr. Peltz added.

       Dual branding, a relatively new concept in the restaurant business, allows a single restaurant to offer the consumer two distinct brand menus under one roof. Long John Silver's and Arby's are excellent dual brand partners, because Arby's lunch orientation, with its highly regarded sandwich lines, complements Long John Silver's strong dinner menu featuring signature fish and seafood meals.

     "The advantage of dual branding is central to the strategic rationale for this acquisition, while the addition of the Long John Silver's restaurants to our system will enable Triarc to achieve immediately its stated goal of having more than 20 percent of its restaurant system locations owned by the company," said Peter W. May, President and Chief Operating Officer of Triarc. "Because the two restaurant chains and the menus they offer are complementary," Mr. May said, "we hope to achieve substantial savings and realize increased volumes in all our dual branded units. Dual branding should allow us to achieve even stronger average unit volume than if we were to build our system in a traditional manner. Additionally, Arby's management, strengthened significantly over the past year, combined with the well-respected Long John Silver's team, will assure a smooth transition between the companies."
"We expect to finance this transaction in a manner that allows both Long John Silver's and Arby's to continue programs of capital investment for refurbishment, individual unit growth and dual branding. Dual branding in particular should produce attractive returns on invested funds. When combined with natural administrative synergy, Triarc's newly constituted restaurant group should provide a benefit to our shareholders, " said Leon Kalvaria, Triarc's Vice Chairman. "We see this as a terrific acquisition for two reasons," said Don Pierce, President and CEO of Arby's.
"First, Long John Silver's has the same type of unit growth potential that we are realizing with Arby's. Second, dual branding should provide fresh growth opportunities for both chains. We expect both areas of growth to translate into more business through more visits with significant operating leverage."

     Clyde E. Culp III, President and CEO of Long John Silver's, said, "All of us at Long John Silver's are excited about this announcement. The synergies to be created by linking two national brands represent tremendous opportunities for both Long John Silver's and Arby's."

     The acquisition, expected to close in the fourth quarter, is subject to the completion by Triarc of financing arrangements, Hart-Scott Rodino anti-trust clearances, and other customary closing conditions.
     Through its four core businesses, Triarc Companies, Inc. currently has annual revenues of more than $1 billion, a figure that will increase to more than $1.6 billion on a combined historical basis when the current transaction is consummated.

(end)
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